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                                                                     EXHIBIT 3.3

             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            IMARX THERAPEUTICS, INC.

              [TO BE EFFECTIVE UPON EFFECTIVENESS OF THE OFFERING]

                                       I.

     The name of the corporation is ImaRx Therapeutics, Inc. (the
"Corporation").

                                       II.

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Corporation.

                                      III.

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                       IV.

     The total number of shares which the Corporation will have authority to issue is One Hundred Five Million (105,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, par value $.0001 per share (the "Common Stock") and Five Million (5,000,000) shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

     A. Common Stock. Each share of Common Stock shall be identical in all respects and for all purposes and entitled to: one vote in all proceedings in which action may or is required to be taken by stockholders of the Corporation; participate equally in all dividends payable with respect to the Common Stock, as, if and when declared by the board of directors of the Corporation (the "Board of Directors") subject to any dividend preference in favor of Preferred Stock; and share ratably in all distributions of assets of the Corporation in the event of any voluntary or involuntary liquidation, or winding up of the affairs of the Corporation, subject to any liquidation rights and preferences in favor of Preferred Stock.

     B. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.


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                                       V.

     Stockholders. Stockholders may not take action by written consent. Special meetings of stockholders may be called only by the Chairman of the Board, if there is one, the President, the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by one or more stockholders holding not less that twenty-five percent (25%) of all the shares entitled to be cast on any issue proposed to be considered at that meeting.

                                       VI.

     Board of Directors.

          (a) The number of directors of the Corporation shall be fixed as provided in the Bylaws and may be changed from time to time by resolution adopted by the Board of Directors.

          (b) In the case of any vacancy, the remaining directors may by affirmative vote of a majority thereof, or by the remaining director so elected if there be but one, elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

          (c) The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as provided therein; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

          (d) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                      VII.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

                                      VIII.

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, then liability of a director of the Corporation


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shall be limited or eliminated to the fullest extent permitted by the Delaware
General Corporation Law, as amended.

                                       IX.

     The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, or any successor section, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation and/or any of its subsidiaries, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise related to the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom.

     Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

     The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders of disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

                                       X.

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the


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Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer on this ___ day of ____________, 2006.

                                        ImaRx Therapeutics, Inc.


                                        By:
                                            ------------------------------------
                                            Evan C. Unger
                                            President and Chief Executive
                                            Officer


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